SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 12/31/2002
FILE NUMBER 811-2699
SERIES NO.: 1


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                 50,664,905
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                 25,744,337
              Class C Shares                  8,320,943
              Class R Shares                    131,543
              Institutional Class               226,441


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                $ 21.17
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                $ 19.43
              Class C Shares                $ 19.41
              Class R Shares                $ 21.18
              Institutional Class           $ 21.27